CURO Group Holdings Corp. Announces
Second Quarter 2022 Financial Results

Consolidated Revenue Grew 62.2% in the Quarter Compared to 2021

Wichita, Kansas--August 8, 2022-CURO Group Holdings Corp. (NYSE: CURO) (“CURO” or the “Company”), a tech-enabled, omni-channel consumer finance company serving a full spectrum of non-prime and prime consumers in the U.S. and Canada, today announced financial results for its second quarter ended June 30, 2022.

“It was a very busy and productive quarter for CURO. In July, we successfully closed the transformative transactions that we announced in May 2022 - the sale of our legacy US Direct Lending business and acquisition of First Heritage Credit,” said Don Gayhardt, CURO’s Chief Executive Officer. “These transactions complete CURO’s strategic transition into longer term, higher balance and lower rate credit products, simplify and improve the future predictability of our business results, expand our access to lower cost funding, and focuses our capital on higher-growth, durable business lines. On the funding side, we also entered into new non-recourse revolving warehouse facilities to fund the loan portfolios and new originations for Heights Finance and First Heritage at lower spreads and higher advance rates.”

“I am proud of what our team accomplished during these trying market conditions while still driving solid results in our Heights Finance, Canada Direct Lending, and Flexiti businesses. Excluding the sold U.S. Legacy Direct Lending business, loan balances grew 163.7% year-over-year and 9.4% sequentially compared to the first quarter of 2022. As expected, this solid sequential loan growth and normalization of net charge-off rates and loan loss provisions caused a meaningful reduction in year-over-year earnings for the quarter. As we enter the second half of the year, we will be laser-focused on execution – integrating and capitalizing on the Heights Finance and First Heritage acquisition synergies, careful credit risk management, liquidity and optimizing our cost structure in the wake of the sale of our U.S. Legacy Direct Lending business.”

Consolidated Summary Results

We reported a Net loss of $26.1 million ($0.65 loss per share) and Adjusted net loss of $11.3 million ($0.28 adjusted loss per share) on revenue of $304.4 million for the three months ended June 30, 2022, compared with Net income of $104.5 million ($2.39 per share) and Adjusted net income of $17.4 million ($0.40 adjusted diluted earnings per share) on total revenue of $187.7 million for the three months ended June 30, 2021.

The decline in Net income was primarily driven by (i) year-over-year comparisons for the provision for loan losses which continued to be affected by COVID-19 impacts during the second quarter of 2021 and (ii), higher interest expense. During the second quarter of 2021 Katapult became a public company via a SPAC merger, generating a pretax gain of $135.4 million. Government stimulus in March 2021 and pandemic-related consumer behavior reduced demand, increased payment rates and lowered loss rates in the second quarter of 2021, resulting in a provision for loan losses that was $4.6 million less than net charge-offs (NCOs). In this year's second quarter, credit normalization and strong sequential loan growth resulted in a provision for loan losses that exceeded NCOs by $24.3 million (including the impact of purchase accounting for the Heights Finance portfolio acquired in December 2021). Interest expense increased because of our issuance of 7.50% Senior Secured Notes in the fourth quarter of 2021 to finance, in part, the Heights Finance acquisition, as well as the expansion of non-recourse asset-backed facility borrowing to support loan growth.

Below are additional highlights of our performance this year:

•Revenue and Net Revenue
◦Revenue increased $116.7 million, or 62.2%, year over year, primarily driven by our December 27, 2021 acquisition of Heights Finance, which accounted for $74.3 million of revenue for the second quarter of 2022. Revenue for Canada POS Lending and Canada Direct Lending grew 229.9% and 22.1%, respectively, year over year.
◦Sequentially, revenue increased $14.2 million, or 4.9%, driven by growth of $2.8 million, or 14.0%, in Canada POS Lending, $4.1 million, or 5.7%, in Canada Direct Lending, and $7.3 million, or 3.7% in the U.S. Direct Lending.
◦For the three months ended June 30, 2022, net revenue increased $32.3 million, or 22.7%, year over year, and $17.8 million sequentially. Excluding Heights Finance, net revenue decreased $54.1 million, or 28.1%, year over year, because of the aforementioned loan loss provision comparisons.

•Loans Receivable
◦Year-over-year growth in Company Owned gross loans receivable and combined gross loans receivable (gross loans receivable plus loans originated by third-party lenders which are guaranteed by the company) of $1,011.6 million, or 131.5%, and $1,025.8 million, or 127.2%, respectively, as a result of the acquisition of Heights Finance. Excluding Heights Finance, combined gross loans receivables increased $534.3 million, or 66.3%, year over year, primarily driven by $405.7 million, or 183.2%, for Canada POS Lending. Canada and U.S. Direct Lending (excluding Heights Finance) combined gross loans receivable grew 29.4% and 10.0%, respectively, versus the second quarter of 2021.

◦Sequential loan growth in Company Owned gross loans receivable and combined gross loans receivable of $152.3 million, or 9.4%, and $159.2 million, or 9.5%, respectively, was primarily due to growth in Canada POS Lending of $85.4 million, or 15.8%, and U.S. Direct Lending of $54.3 million, or 7.9%.

•NCOs and Delinquency Metrics
◦Consolidated quarterly NCO rates improved by 60 bps year over year, primarily from the relative growth of Canada POS Lending and the acquisition of Heights Finance, which shifts our loan portfolio mix to lower loss-rate products offset by credit normalization in the U.S. Direct Lending business.
◦Sequentially, consolidated quarterly NCO rates improved by 80 bps, largely driven by loan growth at Heights and Canada POS Lending, which have lower NCO rates, offset by credit normalization in the U.S. Direct Lending business.
◦Consolidated past-due rates increased 300 bps year over year as credit continued to normalize compared to the first six months of 2021, which was affected by pandemic-related U.S. government stimulus.
◦Consolidated past-due rates increased by 100 bps sequentially, primarily due to seasonality and credit normalization.
•Other Highlights
◦On July 8, 2022, we completed the sale of our U.S. Legacy Direct Lending business to Community Choice Financial, a consumer financial services company based in Dublin, Ohio, for total cash consideration of $345 million. The consideration included $310 million in cash paid at closing and $35 million payable in monthly installment payments over the subsequent 12 months.
◦On July 13, 2022, we completed the acquisition of First Heritage Credit ("FHC"), a consumer lender that provides near-prime installment loans along with customary opt-in insurance and other financial products, based in Ridgeland, Mississippi, for a total purchase price of $140 million in cash.
◦On July 13, 2022, concurrently with the closing of the FHC acquisition, we entered into a new $225 million non-recourse revolving warehouse facility to replace FHC's incumbent lender's facility and finance future loans originated by FHC.
◦On July 15, 2022, we entered into a new $425 million non-recourse revolving warehouse facility to replace the incumbent lender's facility and finance future loans originated by Heights Finance.
◦On August 3, 2022 we declared the next quarterly dividend of $0.11 per share, payable on August 26, 2022 to stockholders of record as of August 15, 2022.

From the second quarter of 2020 through the first half of 2021, we experienced lower customer demand in the U.S. and Canada Direct Lending, relatively good credit performance, increased or accelerated repayments and favorable payment trends, as customers were aided by government stimulus programs while periodically enduring pandemic lockdowns as a result of COVID-19. From the third quarter of 2021 through the second quarter of 2022, our markets were less affected by COVID-19, resulting in positive growth trends in revenue and receivables, along with increases in charged off accounts as stimulus programs waned and credit normalized.

Results of Consolidated Operations
Beginning January 1, 2022, we began reporting "Interest and fees revenue," "Insurance premiums and commissions" and "Other revenue" in place of our previously reported "Revenue" on our Statements of Operations. Prior period presentations have been revised to conform to the current period presentation.
Table 1 - Consolidated Statements of Operations

(in thousands, unaudited)	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	Change $	Change %	2022	2021	Change $	Change %
Revenue
Interest and fees revenue	$278,331	$169,403	$108,928	64.3%	543,287	348,526	194,761	55.9%
Insurance premiums and commissions	18,653	11,853	6,800	57.4%	36,913	23,422	13,491	57.6%
Other revenue	7,420	6,437	983	15.3%	14,400	12,296	2,104	17.1%
Total revenue	304,404	187,693	116,711	62.2%	594,600	384,244	210,356	54.7%
Provision for losses	129,546	45,165	84,381	186.8%	227,077	81,310	145,767	#
Net revenue	174,858	142,528	32,330	22.7%	367,523	302,934	64,589	21.3%
Operating Expenses
Salaries and benefits	82,427	58,320	24,107	41.3%	162,156	113,237	48,919	43.2%
Occupancy	17,507	13,783	3,724	27.0%	34,544	28,130	6,414	22.8%
Advertising	12,707	7,043	5,664	80.4%	23,207	15,127	8,080	53.4%
Direct operations	20,293	13,699	6,594	48.1%	40,567	25,668	14,899	58.0%
Depreciation and amortization	8,672	7,435	1,237	16.6%	18,486	12,400	6,086	49.1%
Other operating expense	22,801	17,218	5,583	32.4%	38,913	30,170	8,743	29.0%
Total operating expenses	164,407	117,498	46,909	39.9%	317,873	224,732	93,141	41.4%
Other expense (income)
Interest expense	42,193	23,440	18,753	80.0%	80,534	42,979	37,555	87.4%
Loss (income) from equity method investment	1,328	(1,712)	3,040	#	(256)	(2,258)	2,002	(88.7)%
Gain from equity method investment	—	(135,387)	135,387	#	—	(135,387)	135,387	#
Total other expense (income)	43,521	(113,659)	157,180	#	80,278	(94,666)	174,944	#
(Loss) income before income taxes	(33,070)	138,689	(171,759)	#	(30,628)	172,868	(203,496)	#
(Benefit) Provision for incomes taxes	(6,990)	34,172	(41,162)	#	(5,884)	42,616	(48,500)	#
Net (loss) income	$(26,080)	$104,517	$(130,597)	#	($ 24,744)	$ 130,252	($ 154,996)	#
# - Variance greater than 100% or not meaningful

Table 2 - Consolidated Balance Sheets
(in thousands)

	June 30, 2022 (unaudited)	December 31, 2021
ASSETS
Cash and cash equivalents	$37,394	$63,179
Restricted cash	97,465	98,896
Gross loans receivable	1,592,815	1,548,318
Less: Allowance for loan losses	(90,286)	(87,560)
Loans receivable, net	1,502,529	1,460,758
Income taxes receivable	46,450	31,774
Prepaid expenses and other	25,370	42,038
Property and equipment, net	38,752	54,635
Investment in Katapult	28,157	27,900
Right of use asset - operating leases	64,602	116,300
Deferred tax assets	23,993	15,639
Goodwill	352,990	429,792
Intangibles, net	113,130	109,930
Other assets	8,558	9,755
Assets held for sale (1)	338,779	—
Total Assets	$2,678,169	$2,460,596
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Accounts payable and accrued liabilities	$81,423	$121,434
Deferred revenue	23,425	21,649
Lease liability - operating leases	67,339	122,431
Contingent consideration related to acquisition	30,354	26,508
Income taxes payable	4	680
Accrued interest	34,970	34,974
Liability for losses on CSO lender-owned consumer loans	—	6,908
Debt	2,189,431	1,945,793
Other long-term liabilities	12,146	13,845
Deferred tax liabilities	12,360	6,044
Liabilities held for sale (1)	111,137	—
Total Liabilities	2,562,589	2,300,266
Stockholders' Equity
Total Stockholders' Equity	115,580	160,330
Total Liabilities and Stockholders' Equity	$2,678,169	$2,460,596
(1) Assets held for sale and Liabilities held for sale represent the balance, as of June 30, 2022, for assets and liabilities, respectively, associated with the announced sale of the U.S. Legacy Direct Lending Business.

Table 3 - Consolidated Revenue by Product and Segment

The following table summarizes revenue by product, including revenue related to loans Held for Sale and revenue we earn from operating as a credit services organization ("CSO") by charging customers a fee for arranging an unrelated third party to make a loan to that customer, which we refer to as "CSO fees," for the period indicated:

	Three Months Ended
	June 30, 2022					June 30, 2021
(in thousands, unaudited)	U.S.	Canada Direct Lending	Canada POS Lending	Total	% of Total	U.S.	Canada Direct Lending	Canada POS Lending	Total	% of Total
Revolving LOC	$28,145	$47,591	$20,847	$96,583	31.7%	$24,091	$37,450	$6,495	$68,036	36.2%
Installment	169,879	11,869	—	181,748	59.7%	90,826	10,541	—	101,367	54.0%
Total interest and fees	198,024	59,460	20,847	278,331	91.4%	114,917	47,991	6,495	169,403	90.3%
Insurance premiums and commissions	4,323	13,921	409	18,653	6.1%	—	11,678	143	11,821	6.3%
Other revenue	3,363	2,161	1,896	7,420	2.4%	3,877	2,211	381	6,469	3.4%
Total revenue	$205,710	$75,542	$23,152	$304,404	100.0%	$118,794	$61,880	$7,019	$187,693	100.0%

	Six Months Ended
	June 30, 2022					June 30, 2021
(in thousands, unaudited)	U.S.	Canada Direct Lending	Canada POS Lending	Total	% of Total	U.S.	Canada Direct Lending	Canada POS Lending	Total	% of Total
Revolving LOC	$ 55,059	$ 93,045	$ 39,502	$ 187,606	31.6%	$ 51,014	$ 71,818	$ 7,939	$ 130,771	34.0%
Installment	332,703	22,978	—	355,681	59.8%	196,767	20,988	—	217,755	56.7%
Total interest and fees	387,762	116,023	39,502	543,287	91.4%	247,781	92,806	7,939	348,526	90.7%
Insurance premiums and commissions	9,324	26,943	646	36,913	6.2%	—	23,247	175	23,422	6.1%
Other revenue	7,024	4,062	3,314	14,400	2.4%	7,505	4,267	524	12,296	3.2%
Total revenue	$ 404,110	$ 147,028	$ 43,462	$ 594,600	100.0%	$ 255,286	$ 120,320	$ 8,638	$ 384,244	100.0%

Table 4 - Consolidated Loans Receivable

The following table reconciles Company Owned gross loans receivable, a GAAP-basis balance sheet measure, to Gross combined loans receivable, a non-GAAP measure(1). Gross combined loans receivable includes loans originated by third-party lenders through CSO programs, which are not included in the Consolidated Financial Statements but from which we earn revenue by providing a guarantee to the unaffiliated lender.

		As of
(in thousands, unaudited)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
U.S.
Revolving LOC (2)	$58,471	$49,077	$52,532	$51,196	$47,277
Installment - Company Owned (2)	627,651	589,652	609,413	137,987	139,234
Canada Direct Lending
Revolving LOC	442,738	424,485	402,405	366,509	337,700
Installment	24,817	23,578	24,792	24,315	23,564
Canada POS Lending
Revolving LOC	627,163	541,776	459,176	302,349	221,453
Company Owned gross loans receivable	$1,780,840	$1,628,568	$1,548,318	$882,356	$769,228
Gross loans receivable Guaranteed by the Company	51,323	44,420	46,317	43,422	37,093
Gross combined loans receivable (1)	$1,832,163	$1,672,988	$1,594,635	$925,778	$806,321
(1) See "Non-GAAP Financial Measures" at the end of this release for definition and more information.
(2) Includes loan balances classified as Held for Sale.

Segment Analysis

The following is a summary of segment operating (loss) income and portfolio performance for the segment and period indicated. Included are results related to the business classified as Held for Sale.

Table 5 - Summary of Segment Operating (Loss) Income

	Three Months Ended June 30, 2022			Three Months Ended June 30, 2021
(dollars in thousands, unaudited)	U.S.	Canada Direct Lending	Canada POS Lending	U.S.	Canada Direct Lending	Canada POS Lending
Total revenue	$205,711	$75,540	$23,153	$118,794	$61,880	$7,019
Provision for losses	97,563	26,021	5,962	33,622	8,556	2,987
Net revenue	108,148	49,519	17,191	85,172	53,324	4,032
Total operating expenses	115,633	28,332	20,442	81,656	25,483	10,359
Non-recourse interest expense	7,544	6,147	8,223	2,503	2,498	3,604
Recourse interest expense	20,279	—	—	14,835	—	—
Segment operating (loss) income	$(35,308)	$15,040	$(11,474)	$(13,822)	$25,343	$(9,931)

	Six Months Ended June 30, 2022			Six Months Ended June 30, 2021
(dollars in thousands, unaudited)	U.S.	Canada Direct Lending	Canada POS Lending	U.S.	Canada Direct Lending	Canada POS Lending
Total revenue	$404,110	$147,028	$43,462	$255,286	$120,320	$8,638
Provision for losses	164,388	48,013	14,676	59,678	17,790	3,842
Net revenue	239,722	99,015	28,786	195,608	102,530	4,796
Total operating expenses	226,574	55,353	35,946	161,549	50,087	13,096
Non-recourse interest expense	15,408	10,177	14,849	4,130	4,853	4,430
Recourse interest expense	40,100	—	—	29,566	—	—
Segment operating (loss) income	$(42,360)	$33,485	$(22,009)	$363	$47,590	$(12,730)

Table 6 - Summary of Adjusted Segment Operating (Loss) Income

	Three Months Ended June 30, 2022			Three Months Ended June 30, 2021
(dollars in thousands, unaudited)	U.S.	Canada Direct Lending	Canada POS Lending	U.S.	Canada Direct Lending	Canada POS Lending
Total revenue	$205,711	$75,540	$23,153	$118,794	$61,880	$7,019
Provision for losses	97,563	26,021	5,962	33,622	8,556	2,987
Net revenue	108,148	49,519	17,191	85,172	53,324	4,032
Adjusted operating expense (1)	107,477	28,267	15,426	69,404	25,376	4,881
Non-recourse interest expense	7,544	6,147	8,223	2,503	2,498	3,604
Recourse interest expense	20,279	—	—	14,835	—	—
Adjusted segment operating (loss) income (1)	$(27,152)	$15,105	$(6,458)	$(1,570)	$25,450	$(4,453)
(1) These are non-GAAP metrics. For a description of each non-GAAP addback, see the applicable reconciliations and descriptions of each non-GAAP metric, see "Non-GAAP Financial Measures."

	Six Months Ended June 30, 2022			Six Months Ended June 30, 2021
(dollars in thousands, unaudited)	U.S.	Canada Direct Lending	Canada POS Lending	U.S.	Canada Direct Lending	Canada POS Lending
Total revenue	$404,110	$147,028	$43,462	$255,286	$120,320	$8,638
Provision for losses	164,388	48,013	14,676	59,678	17,790	3,842
Net revenue	239,722	99,015	28,786	195,608	102,530	4,796
Adjusted operating expense (1)	213,833	55,086	30,431	143,700	49,939	7,618
Non-recourse interest expense	15,408	10,177	14,849	4,130	4,853	4,430
Recourse interest expense	40,100	—	—	29,566	—	—
Adjusted segment operating (loss) income (1)	$(29,619)	$33,752	$(16,494)	$18,212	$47,738	$(7,252)
(1) These are non-GAAP metrics. For a description of each non-GAAP addback, see the applicable reconciliations and descriptions of each non-GAAP metric, see "Non-GAAP Financial Measures."

Table 7 - U.S. Portfolio Performance

(in thousands, except percentages)	Q2 2022(6)	Q1 2022	Q4 2021(1)	Q3 2021	Q2 2021
Gross combined loans receivable (2)
Revolving LOC	$58,471	$49,077	$52,532	$51,196	$47,277
Installment loans - Company Owned	627,651	589,652	137,782	137,987	139,234
Total U.S. Company Owned gross loans receivable	686,122	638,729	190,314	189,183	186,511
Installment loans - Guaranteed by the Company (3)	51,323	44,420	46,317	43,422	37,093
Total U.S. gross combined loans receivable (2)	$737,445	$683,149	$236,631	$232,605	$223,604

Lending Revenue:
Revolving LOC	$28,145	$26,913	$27,911	$27,377	$24,091
Installment loans - Company Owned	121,595	113,833	56,820	57,659	55,918
Installment loans - Guaranteed by the Company (3)	48,283	48,991	47,348	43,377	34,908
Total U.S. lending revenue	$198,023	$189,737	$132,079	$128,413	$114,917

Lending Provision:
Revolving LOC	$11,831	$9,577	$11,592	$8,140	$6,621
Installment loans - Company Owned	54,868	32,962	18,618	16,792	14,048
Installment loans - Guaranteed by the Company (3)	28,313	21,749	25,967	23,146	12,583
Total U.S. lending provision	$95,012	$64,288	$56,177	$48,078	$33,252

(in thousands, except percentages)	Q2 2022(6)	Q1 2022	Q4 2021(1)	Q3 2021	Q2 2021
NCOs (7)
Revolving LOC	$ 10,248	$ 10,055	$ 11,481	$ 8,329	$ 7,271
Installment loans - Company Owned	40,757	36,247	19,664	19,548	18,617
Installment loans - Guaranteed by the Company (3)	27,395	21,492	26,065	21,404	12,044
Total U.S. NCOs	$ 78,400	$ 67,794	$ 57,210	$ 49,281	$ 37,932

NCO rate (4) (7)
Revolving LOC	19.1%	19.8%	22.1%	16.9%	16.0%
Installment loans - Company Owned	6.7%	6.0%	14.3%	14.1%	13.2%
Total U.S. Company Owned NCO rate	7.7%	7.1%	16.4%	14.8%	13.9%
Installment loans - Guaranteed by the Company (3)	57.2%	47.4%	58.1%	53.2%	34.6%
Total U.S. NCO rate	11.0%	14.7%	24.4%	21.6%	17.2%

ALL and CSO Liability for Losses rate (5)
Revolving LOC	25.1%	26.7%	25.9%	26.3%	28.9%
Installment loans - Company Owned	6.8%	4.2%	12.7%	13.4%	15.3%
Total U.S. Company Owned ALL rate	8.4%	5.9%	16.3%	16.9%	18.7%
Installment loans - Guaranteed by the Company (3)	15.7%	16.1%	14.9%	16.1%	14.2%
Total ALL and CSO Liability for Losses rate	8.9%	6.6%	16.0%	16.8%	18.0%

Past-due rate (5)
Revolving LOC	29.3%	29.7%	30.5%	30.5%	26.6%
Installment loans - Company Owned	20.6%	19.1%	19.4%	20.1%	18.7%
Total U.S. Company Owned past-due rate	21.3%	19.9%	22.5%	22.9%	20.7%

Installment loans - Guaranteed by the Company (3)	19.0%	18.5%	17.7%	19.8%	17.4%

(1) On December 27, 2021, we acquired Heights Finance, which accounted for approximately $472 million of U.S. Installment loans as of December 31, 2021. As the period between December 27, 2021 and December 31, 2021 did not result in material loan performance, we have excluded Heights Finance from the table for the fourth quarter of 2021.

(2) Non-GAAP measure. For a description of each non-GAAP metric, see "Non-GAAP Financial Measures."
(3) Includes loans originated by third-party lenders through CSO programs. Installment gross loans receivable Guaranteed by the Company are not included in the Consolidated Financial Statements.
(4) We calculate NCO rate as total NCOs divided by Average gross loans receivable.
(5) We calculate (i) Allowance for loan losses (ALL) and CSO Liability for losses rate and (ii) past-due rate as the respective totals divided by gross loans receivable at each respective quarter end.
(6) Includes loan balances and activity classified as Held for Sale.
(7) For the first and second quarters of 2022, NCOs presented above include $5.0 million and $10.3 million, respectively, of NCO's related to the fair value discount, which are excluded from provision.

Table 8 - Canada Direct Lending Portfolio Performance

(in thousands, except percentages)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
Gross loans receivable
Revolving LOC	$442,738	$424,485	$402,405	$366,509	$337,700
Installment loans	24,817	23,578	24,792	24,315	23,564
Total gross loans receivable	$467,555	$448,063	$427,197	$390,824	$361,264

Lending Revenue:
Revolving LOC	$47,591	$45,455	$43,943	$40,239	$37,450
Installment loans	11,868	11,109	11,416	11,331	10,541
Total lending revenue	$59,459	$56,564	$55,359	$51,570	$47,991

Lending Provision:
Revolving LOC	$22,641	$19,156	$20,080	$11,375	$7,066
Installment loans	3,303	2,723	2,945	2,512	1,438
Total lending provision	$25,944	$21,879	$23,025	$13,887	$8,504

NCOs
Canada Direct Lending Revolving LOC	$ 20,160	$ 21,590	$ 15,112	$ 9,887	$ 10,838
Canada Direct Lending Installment loans	2,904	2,647	2,758	2,444	1,513
Total Canada Direct Lending NCOs	$ 23,064	$ 24,237	$ 17,870	$ 12,331	$ 12,351

NCO rate (1)
Revolving LOC	4.6%	5.2%	3.9%	2.8%	3.3%
Installment loans	12.0%	10.9%	11.2%	10.2%	6.3%
Total NCO rate	5.0%	5.5%	4.4%	3.3%	3.5%

ALL rate (2)
Revolving LOC	7.2%	7.2%	8.0%	7.5%	7.9%
Installment loans	9.7%	8.8%	8.0%	7.4%	7.5%
Total ALL rate	7.4%	7.3%	8.0%	7.5%	7.9%

Past-due rate (2)
Revolving LOC	8.7%	8.0%	8.9%	6.8%	5.8%
Installment loans	1.8%	2.0%	2.2%	2.0%	2.3%
Total past-due rate	8.3%	7.7%	8.5%	6.5%	5.5%

(1) We calculate NCO rate as total NCOs divided by Average gross loans receivables.
(2) We calculate ALL rate and past-due rate as the respective totals divided by gross loans receivable at each respective quarter end.

Table 9 - Canada POS Lending Portfolio Performance

(in thousands, except percentages)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
Revolving LOC
Total gross loans receivable	$627,163	$541,776	$459,176	$302,349	$221,453
Total lending revenue	$20,846	$18,655	$13,704	$10,646	$6,495
Canada POS Lending NCOs (1)	$3,537	$2,727	$1,731	$1,827	$1,509
NCO rate (1)(2)	0.6%	0.5%	0.5%	0.7%	0.7%
ALL rate (3)	4.5%	5.1%	4.8%	3.8%	2.1%
Past-due rate (3)(4)	5.3%	4.2%	4.1%	4.8%	5.4%

(1) For the second, third and fourth quarters of 2021, NCOs presented above include $2.4 million, $0.6 million and $0.8 million, respectively, of NCO's related to the fair value discount, which are excluded from provision.
(2) We calculate NCO rate as total NCOs divided by Average gross loans receivable.
(3) We calculate ALL rate and past-due rate as the respective totals divided by gross loans receivable (excluding the fair value discount on acquired loans) at each respective quarter end.
(4) The past-due rate for Canada POS Lending for loans 31+ days past-due were 2.8%, 2.2%, 1.9%, 2.1%, and 2.6% for the three months ended June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021, and June 30, 2021, respectively.

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with U.S. GAAP, we provide certain “non-GAAP financial measures,” including:
•Adjusted Net Income ("ANI") and Adjusted Earnings Per Share, or the Adjusted Earnings Measures (net income plus or minus certain legal and other costs, income or loss from equity method investment, goodwill and intangible asset impairments, transaction-related costs, restructuring costs, loss on extinguishment of debt, adjustments related to acquisition accounting, share-based compensation, intangible asset amortization, certain tax adjustments and impacts from tax law changes and cumulative tax effect of applicable adjustments, on a total and per share basis);
•EBITDA (earnings before interest, income taxes, depreciation and amortization);
•Adjusted EBITDA (EBITDA plus or minus certain non-cash and other adjusting items); and
•Gross Combined Loans Receivable (includes loans originated by third-party lenders through CSO programs which are not included in the Consolidated Financial Statements).

We believe that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of the Company's operations. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of the business that, when viewed with the Company's U.S. GAAP results, provide a more complete understanding of factors and trends affecting the business.
We believe that investors regularly rely on non-GAAP financial measures, to assess operating performance and that such measures may highlight trends in the business that may not otherwise be apparent when relying on financial measures calculated in accordance with U.S. GAAP. In addition, we believe that the adjustments shown above are useful to investors to allow them to compare our financial results during the periods shown without the effect of each of these income or expense items. In addition, we believe that these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of public companies in our industry, many of which present non-GAAP financial measures when reporting their results.

In addition to reporting loans receivable information in accordance with U.S. GAAP, we provide Gross Combined Loans Receivable consisting of owned loans receivable plus loans originated by third-party lenders through the CSO programs, which we guarantee but do not include in the Consolidated Financial Statements. Management believes this analysis provides investors with important information needed to evaluate overall lending performance.

We provide non-GAAP financial information for informational purposes and to enhance understanding of the U.S. GAAP Consolidated Financial Statements. Non-GAAP financial measures should not be considered as alternatives to income, segment operating income, or any other performance measure derived in accordance with U.S. GAAP, or as an alternative to cash flows from operating activities or any other liquidity measure derived in accordance with U.S. GAAP. Readers should consider the information in addition to, but not instead of or superior to, the financial statements prepared in accordance with U.S. GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Description and Reconciliations of Non-GAAP Financial Measures
Non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our income or cash flows as reported under U.S. GAAP. Some of these limitations are:
•they do not include cash expenditures or future requirements for capital expenditures or contractual commitments;
•they do not include changes in, or cash requirements for, working capital needs;
•they do not include the interest expense, or the cash requirements necessary to service interest or principal payments on debt;
•depreciation and amortization are non-cash expense items reported in the statements of cash flows; and
•other companies in our industry may calculate these measures differently, limiting their usefulness as comparative measures.

We calculate Adjusted Earnings per Share utilizing diluted shares outstanding at quarter-end. If we record a loss under U.S. GAAP, shares outstanding utilized to calculate Diluted Loss per Share are equivalent to basic shares outstanding. Shares outstanding utilized to calculate Adjusted Earnings per Share reflect the number of diluted shares we would have reported if reporting net income under U.S. GAAP. If we record an Adjusted Loss per Share, shares outstanding utilized to calculate Diluted Loss per Share are equivalent to basic shares outstanding.

As noted above, Gross Combined Loans Receivable includes loans originated by third-party lenders through CSO programs which are not included in the consolidated financial statements but from which we earn revenue and for which we provide a guarantee to the lender. Management believes this analysis provides investors with important information needed to evaluate overall lending performance.

We believe investors use the non-GAAP measures we present to analyze operating performance and to evaluate our ability to incur and service debt and the capacity for making capital expenditures. Adjusted EBITDA is also useful to investors to help assess our estimated enterprise value.
Table 10 - Reconciliation of Net Income and Diluted Earnings per Share to Adjusted Net Income and Adjusted Diluted Earnings per Share, non-GAAP measures

(in thousands, except per share data, unaudited)	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	Change $	Change %	2022	2021	Change $	Change %
Net (loss) income	$(26,080)	$104,517	$(130,597)	#	($ 24,744)	$ 130,252	($ 154,996)	#
Adjustments:
Restructuring costs (1)	1,146	5,763			2,215	5,763
Legal and other costs (2)	950	—			1,037	—
Loss (income) from equity method investment (3)	1,328	(1,712)			(256)	(2,258)
Gain from equity method investment (11)	—	(135,387)			—	(135,387)
Transaction costs (4)	(168)	3,181			—	6,341
Acquisition-related adjustments (5)	3,371	5,495			3,592	5,495
Change in fair value of contingent consideration (6)	4,014	—			3,750	—
Share-based compensation (7)	4,417	3,467			8,510	6,150
Intangible asset amortization (8)	3,524	1,866			6,501	2,697
Cumulative tax effect of adjustments (9)	(3,788)	30,204			(5,616)	28,469
Adjusted net (loss) income	$(11,286)	$17,394	$(28,680)	#	$(5,011)	$ 47,522	$(52,533)	#

Net (loss) income	$(26,080)	$104,517			($ 24,744)	$ 130,252
Diluted weighted average shares outstanding	40,376	43,672			40,372	43,556
Adjusted diluted average shares outstanding	40,376	43,672			40,372	43,556
Diluted (loss) earnings per share	$(0.65)	$2.39	$(3.04)	#	$(0.61)	$2.99	$(3.60)	#
Per share impact of adjustments to net (loss) income	0.37	(1.99)			0.49	(1.90)
Adjusted diluted (loss) earnings per share	$(0.28)	$0.40	$(0.68)	(170.0)%	($ 0.12)	$ 1.09	$(1.21)	(111.0)%
Note: Footnotes follow Reconciliation of Net income table on the next page

Table 11 - Reconciliation of Net Income to EBITDA and Adjusted EBITDA, Non-GAAP Measures

	Three Months Ended June 30,				Six Months Ended June 30,
(in thousands, unaudited)	2022	2021	Change $	Change %	2022	2021	Change $	Change %
Net (loss) income	$(26,080)	$104,517	$(130,597)	#	($ 24,744)	$ 130,252	$(154,996)	#
(Benefit) provision for income taxes	(6,990)	34,172	(41,162)	#	(5,884)	42,616	(48,500)	#
Interest expense	42,193	23,440	18,753	80.0%	80,534	42,979	37,555	87.4%
Depreciation and amortization	8,672	7,435	1,237	16.6%	18,486	12,400	6,086	49.1%
EBITDA	17,795	169,564	(151,769)	(89.5)%	68,392	228,247	(159,855)	(70.0)%
Restructuring costs (1)	1,146	5,763			2,215	5,763
Legal and other costs (2)	950	—			1,037	—
Loss (income) from equity method investment (3)	1,328	(1,712)			(256)	(2,258)
Gain from equity method investment (11)	—	(135,387)			—	(135,387)
Transaction costs (4)	(168)	3,181			—	6,341
Acquisition-related adjustments (5)	3,371	5,495			3,592	5,495
Change in fair value of contingent consideration (6)	4,014	—			3,750	—
Share-based compensation (7)	4,417	3,467			8,510	6,150
Other adjustments (10)	(493)	(69)			(581)	(274)
Adjusted EBITDA	$32,360	$50,302	$(17,942)	(35.7)%	$ 86,659	$ 114,077	$(27,418)	(24.0)%
Adjusted EBITDA Margin	10.6%	26.8%			14.6%	29.7%
# - Change greater than 100% or not meaningful

Table 12 - Reconciliation of Total Operating Expense to Adjusted Operating

	Three Months Ended June 30, 2022			Three Months Ended June 30, 2021
(dollars in thousands, unaudited)	U.S.	Canada Direct Lending	Canada POS Lending	U.S.	Canada Direct Lending	Canada POS Lending
Total operating expense	$115,633	$28,332	$20,442	$81,656	$25,483	$10,359
Less:
Restructuring costs (1)	1,146	—	—	5,763	—	—
Legal and other costs (2)	943	7	—	—	—	—
Transaction costs (4)	(168)	—	—	3,181	—	—
Acquisition-related adjustments (5)	3,371	—	—	—	—	5,495
Change in fair value of contingent consideration (6)	—	—	4,014	—	—	—
Share-based compensation (7)	3,259	129	1,029	3,467	—	—
Other adjustments (10)	(395)	(71)	(27)	(159)	107	(17)
Adjusted operating expense	$107,477	$28,267	$15,426	$69,404	$25,376	$4,881

	Six Months Ended June 30, 2022			Six Months Ended June 30, 2021
(dollars in thousands, unaudited)	U.S.	Canada Direct Lending	Canada POS Lending	U.S.	Canada Direct Lending	Canada POS Lending
Total operating expense	$226,574	$55,353	$35,946	$161,549	$50,087	$13,096
Less:
Restructuring costs (1)	2,215	—	—	5,763	—	—
Legal and other costs (2)	1,030	7	—	—	—	—
Transaction costs (4)	—	—	—	6,341	—	—
Acquisition-related adjustments (5)	3,374	—	218	—	—	5,495
Change in fair value of contingent consideration (6)	—	—	3,750	—	—	—
Share-based compensation (7)	6,762	244	1,504	6,150	—	—
Other adjustments (10)	(640)	16	43	(405)	148	(17)
Adjusted operating expense	$213,833	$55,086	$30,431	$143,700	$49,939	$7,618

(1)	Restructuring costs for the three and six months ended June 30, 2022 resulted from U.S. store closures and related costs and certain severance payments to eliminate duplicate roles.
(2)	Legal and other costs for the three and six months ended June 30, 2022 primarily related to settlement costs related to certain legal matters.
(3)	The amount reported is our share of Katapult's U.S. GAAP net income or loss, recognized on a one quarter lag.
(4)
Transaction costs for the three and six months ended June 30, 2022 relate to the acquisition of Heights Finance in December 2021, the sale of the Legacy U.S. Direct Lending business, and the acquisition of First Heritage Credit, both of which closed in July 2022.

Transaction costs for the three and six months ended June 30, 2021 relate to the acquisition of Flexiti in March 2021.

(5)	During the three months and six months ended June 30, 2022, acquisition-related adjustments related to the acquired Heights loan portfolio as of December 27, 2021.

During the three months and six months ended June 30, 2022, acquisition-related adjustments related to the acquired Flexiti loan portfolio as of March 10, 2021.
(6)
In connection with our acquisition of Flexiti, we recorded a $4.0 million and $3.8 million adjustment related to the fair value of the contingent consideration for the three and six months ended June 30, 2022, respectively.

(7)	The estimated fair value of share-based awards was recognized as non-cash compensation expense on a straight-line basis over the vesting period.
(8)
Intangible asset amortization in determining ANI for the three and six months ended June 30, 2022 primarily included amortization of identifiable intangible assets established in connection with the acquisitions of Flexiti and Heights Finance.

(9)	Cumulative tax effect of adjustments included in Reconciliation of Net income to Adjusted Net Income table is calculated using the estimated incremental tax rate by country.
(10)	Other adjustments primarily reflect the intercompany foreign-currency exchange impact.
(11)	Gain on investment in Katapult of $135.4 million recorded during the three and six months ended June 30, 2021 as a result of its reverse merger with FinServ.

Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements include projections, estimates and assumptions about our business results and growth trends and our ability to create value; our ability to accelerate our transition into longer-term, higher-balance and lower-rate credit products; our belief that recent acquisitions will solidify our position as a full spectrum non-prime and prime consumer lender in the U.S. and Canada and accelerate our long-term revenue and earnings growth prospects; and our belief in the usefulness of the various non-GAAP financial measures used in this release. In addition, words such as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. Our ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of our control, that could cause actual results to differ materially from those in the forward-looking statements, including: errors in our internal forecasts or those of companies in which we invest; the effects of competition on our business or on those companies in which we invest; our ability to attract and retain customers; market, financial, political and legal conditions; actions of regulators and the negative impact of those actions on our business; the continuing impact of COVID-19 pandemic or any other similar wide-spread event on our business and the global economy; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; our level of indebtedness; our ability to successfully integrate acquired businesses; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations; ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties that could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure of third parties who provide products, services or support to us; any failure of third-party lenders upon whom we rely to conduct business in certain states; disruption to our relationships with banks and other third-party electronic payment solutions providers as well as other factors discussed in our filings with the Securities and Exchange Commission. These projections, estimates and assumptions may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There may be additional risks that CURO presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

All product names, logos, brands, trademarks and registered trademarks are property of their respective owners.

About CURO
CURO Group Holdings Corp. (NYSE: CURO) is a full-spectrum consumer credit lender serving U.S. and Canadian customers for over 25 years. Our roots in the consumer finance market run deep. We’ve worked diligently to provide customers a variety of convenient, easily accessible financial services. Our decades of alternative data power a hard-to-replicate underwriting and scoring engine, mitigating risk across the full spectrum of credit products. We operate a number of brands including Cash Money®, LendDirect®, Flexiti®, Opt+®, Revolve Finance®, Heights Finance, Southern Finance, Covington Credit, Quick Credit, First Phase, and First Heritage Credit.
Conference Call
CURO will host a conference call to discuss these results at 5:00 p.m. Eastern Time on Monday, August 8, 2022. The live webcast of the call can be accessed at the CURO Investor Relations website at http://ir.curo.com/.
You may access the call at 1-833-953-2430 (1-412-317-5759 for international callers). Please ask to join the CURO Group Holdings call. A replay of the conference call will be available until August 10, 2022, at 5:00 p.m. Eastern Time. An archived version of the webcast will be available on the CURO Investors website for 90 days. You may access the conference call replay at 1-877-344-7529 (1-412-317-0088 for international callers). The replay access code is 8785759.

Final Results
The financial results presented and discussed herein are on a preliminary and unaudited basis; final unaudited data will be included in the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2022.
Investor Relations:
Roger Dean
Executive Vice President and Chief Financial Officer
Phone: 844-200-0342
Email: IR@curo.com

(CURO-NWS)